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                                                                    Exhibit 3.34

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                       MANITOWOC BEVERAGE EQUIPMENT, INC.

     Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned corporation hereby amends and restates its Articles of Incorporation to supersede and take the place of the existing Articles of Incorporation and any amendments thereto as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation is Manitowoc Beverage Equipment, Inc.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The address of the registered office of the corporation is 120 South Central Avenue, Clayton, Missouri 63105, and the name of its registered agent at such address is CT Corporation System.

                                   ARTICLE III
                                  CAPITAL STOCK

     The aggregate number of shares which the corporation shall have authority to issue is Thirty Thousand (30,000) shares, consisting of one class only, designated as "Common Stock," of the par value of One Dollar ($1.00) per share.

                                   ARTICLE IV
                                PREEMPTIVE RIGHTS

     No holder of any stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized or any securities exchangeable for or convertible into such shares.

                                    ARTICLE V
                                    DIRECTORS

     The number of directors is three (3). Hereafter the number of directors shall be fixed by, or in the manner provided by the Bylaws of the corporation. Any changes in the number of directors will be reported to the Secretary of State within thirty calendar days of such change.

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                                   ARTICLE VI
                                    DURATION

     The duration of the corporation is perpetual.

                                   ARTICLE VII
                                    PURPOSES

     In general, the purposes of the corporation are to carry on any business, not contrary to the laws of the State of Missouri pursuant to which this corporation is organized, and to have and exercise all the powers, rights and privileges conferred by the laws of Missouri upon corporations formed under such laws, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                  ARTICLE VIII
                                  INCORPORATOR

     The name and place of residence of the incorporator is Fredrick G. Lautz, 411 East Wisconsin Avenue, Suite 2040, Milwaukee, Wisconsin 53202-4497.

                             * * * * * * * * * * * *

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                                    GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in Dollars of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and premium and, to the extent lawful, interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Articles Eleven and Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Articles Eleven and Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of each Guarantee shall not be affected by the fact that it may not be affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 8, 2002, between The Manitowoc Company, Inc. and BNY Midwest Trust Company, as Trustee, as amended or supplemented (the "INDENTURE").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Eleven and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT SITUATED IN THE STATE OF NEW YORK, THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN FOR THE PURPOSES SET FORTH IN THE INDENTURE, THE NOTES OR THIS GUARANTEE.

Date:  __________, 2002

                                   ----------------------------------------
                                     as Guarantor

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title: